EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Randolph Bank & Trust Company

We consent to the inclusion of our report dated April 25, 2007, on the consolidated financial statements of Randolph Bank & Trust Company in Amendment No. 2 to Bank of the Carolinas Corporation’s Registration Statement on Form S-4 (Reg. No. 333-144237), and to the reference to our firm under the heading “Experts” in the Joint Proxy Statement and Prospectus included in the Registration Statement.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina

September 14, 2007